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                              EXHIBIT 11
                STIFEL FINANCIAL CORP. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER SHARE
               (In Thousands, Except Per Share Amounts)
                              (UNAUDITED)
                                                       Three Months Ended
                                                June 24, 1994      June 25, 1993
                                                -------------      -------------
                                                         Fully             Fully
                                              Primary   Diluted   Primary  Diluted
Net (loss) income                             $ (731)   $ (731)    $2,031   $2,031
After-tax interest savings assuming
  conversion of Senior Convertible Notes (1)    - -        168       - -       174
                                              ------    ------     ------   ------
Net income adjusted for after tax interest
 savings                                      $ (731)   $ (563)    $2,031   $2,205
                                              ======    ======     ======   ======
Average number of common shares outstanding
  during the period                            3,998     3,998      3,918    3,918
Additional shares assuming exercise of stock
  options (2)                                     99        99        139      140
Additional Shares assuming conversion of
  Senior Convertible Notes (3)                  - -      1,225       - -     1,225
                                              ------    ------     ------   ------
Average number of common shares used to
  calculate earnings per share                 4,097     5,322      4,057    5,283
                                              ======    ======     ======   ======
Net earnings per share                        $(0.18)   $(0.18)(4) $ 0.50   $ 0.42
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
                                                        Six Months Ended
                                                June 24, 1994      June 25, 1993
                                                -------------      -------------
                                                         Fully              Fully
                                              Primary   Diluted   Primary  Diluted
Net (loss) income                             $ (552)   $ (552)    $3,428   $3,428
After-tax interest savings assumings
  conversion of Senior Convertible Notes (1)     - -       332       - -       349
                                              ------    ------     ------   ------
Net income adjusted for after tax interest
  savings                                     $ (552)   $ (220)    $3,428   $3,777
                                              ======    ======     ======   ======
Average number of common shares outstanding
  during the period                            3,996     3,996      3,912    3,912
Additional shares assuming exercise of stock
  options (2)                                    121       121        128      140
Additional Shares assuming conversion of
  Senior Convertible Notes (3)                   - -     1,225       - -     1,225
                                              ------    ------     ------   ------
Average number of common shares used to
  calculate earnings per share                 4,117     5,342      4,040    5,277
                                              ======    ======     ======   ======
Net earnings per share                        $(0.13)   $(0.13)(4) $ 0.85   $ 0.72


(1)Represents the after-tax interest savings resulting from assumed conversion of $10,000,000 aggregate principal 11.25%Senior Convertible Notes.

(2)Represents the number of shares of common stock issuable on the exercise of dilutive employee stock options less the number of shares of common stock which could have been purchased with the proceeds from the exercise of such options.  For primary earnings per share computations, these purchases were assumed to have been made at the average market price of the common stock during the period or that part of the period for which the option was outstanding.  For fully diluted earnings per share computations, these purchases were assumed to have been made at the greater of the market price of the common stock at the end of the period or average market price of the common stock during the period or that part of the period for which the option was outstanding.

(3)Represents the number of shares of common stock issuable upon conversion of $10,000,000 aggregate principal 11.25% Senior Convertible Notes at a conversion price of $8.164 per share.

(4)Net fully diluted earnings per share computes to $(0.11) and $(0.04) for three months and six months ended June 24, 1994, respectively. Since this is anti-dilutive, fully diluted earnings per share share.




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